                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                     REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports related to Global Signal Inc. dated February 13, 2004 except for Note 19 for which the date is April 27, 2004 and to the use of our report related to Tower Ventures dated March 31, 2004, in the Registration Statement
(Form S-11 No. 333-112839), as amended, and related Prospectus of Global Signal
Inc. for the registration of $200,000,000 of its common stock.

                                              /s/ Ernst & Young LLP

Tampa, Florida
May 27, 2004